As filed with the Securities and Exchange Commission on August 28, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-0578072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1000 Lowes Boulevard
Mooresville, North Carolina 28117
(704) 758-1000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Juliette W. Pryor
Executive Vice President, Chief Legal Officer and Corporate Secretary
Lowe’s Companies, Inc.
1000 Lowes Boulevard
Mooresville, North Carolina 28117
(704) 758-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Alexander May
Jenner & Block LLP
353 N. Clark Street
Chicago, Illinois 60654
(312) 840-8659

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Lowe’s Companies, Inc.

We are pleased to offer you the opportunity to participate in the Lowe’s Stock Advantage Direct Stock Purchase Plan (the “Lowe’s Plan” or the “Plan”). The Lowe’s Plan is designed to provide you with a convenient method to purchase shares of our common stock and to reinvest cash dividends in the purchase of additional shares. Computershare Trust Company, N.A. will act as Plan Administrator for the Lowe’s Plan.
This prospectus relates to 2,500,000 shares of our common stock, par value $0.50 per share, to be offered for purchase under the Lowe’s Plan. Please read this prospectus carefully before enrolling in the Lowe’s Plan and keep it and any transaction statements or other communications you may receive relating to the Lowe’s Plan for future reference. Shares purchased for participants’ accounts under the Lowe’s Plan will be purchased on the open market by or on behalf of the Plan Administrator or acquired directly from us as original issue shares. If the shares are purchased in the open market, the Plan Administrator may combine your purchase requests with other purchase requests received from other Plan participants and will generally batch purchase types (reinvested dividends, initial cash investments and optional cash investments) for separate execution by the Plan Administrator’s broker. Shares for the Plan will be purchased on the New York Stock Exchange or in privately negotiated transactions. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares of Lowe’s common stock being purchased and the current trading volume in the shares, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of our common stock purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for such shares purchased by the Plan Administrator’s broker on that day to satisfy the Plan requirements. The purchase price for shares purchased from Lowe’s will be the average of the high and low sales prices reported on the New York Stock Exchange’s consolidated tape for the day of the transaction. Our common stock is listed on the New York Stock Exchange, with shares trading under the symbol “LOW.” On August 27, 2026, the closing price of our common stock was $206.74.
This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered through the Lowe’s Plan are offered only through a registered broker-dealer in those jurisdictions.
Investing in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus, before making a decision to enroll in or invest in the Lowe’s Plan.
Our principal executive offices are located at 1000 Lowes Boulevard, Mooresville, North Carolina 28117, and our telephone number at that location is (704) 758-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2026.

You should rely only on the information contained or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the cover page of the specific document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.
Except as otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Lowe’s,” the “Company,” “we,” “us,” “our” and similar terms refer to Lowe’s Companies, Inc. and its consolidated subsidiaries.
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SUMMARY OF KEY FEATURES OF
THE LOWE’S STOCK ADVANTAGE DIRECT STOCK PURCHASE PLAN
Enrollment: If you currently own shares of Lowe’s common stock registered in your name, you may enroll in the Lowe’s Plan online at www.computershare.com/investor or by completing and returning the enclosed Enrollment Form. If you currently own shares of Lowe’s common stock but your shares are held on your behalf by a bank or broker in its name (i.e., “street name”), you will need to arrange with your bank or broker to have at least one share registered directly in your name in order to be eligible to participate and then complete an Enrollment Form.
If you wish to leave your shares in “street name” or if you currently do not own any shares of Lowe’s common stock, you may enroll in the Lowe’s Plan online at www.computershare.com/investor or by completing and returning an Enrollment Form and making an initial investment of at least $250, or by establishing an automatic monthly deduction from your U.S. bank account for a minimum of $25 and continuing that deduction without interruption until your cash investment exceeds $250.
Additional Investments: Once you have enrolled, you may make additional investments in any amount from $25 to $250,000 per calendar year by check or through automatic monthly deductions from a qualified U.S. bank account.
Dividend Reinvestments: You may reinvest all, some or none of your cash dividends in additional shares of Lowe’s common stock. You may change your reinvestment election at any time by accessing your account online at www.computershare.com/investor or by contacting the Plan Administrator by telephone or in writing.
Safekeeping of Shares: All shares of Lowe’s common stock that are purchased through the Lowe’s Plan will be held by the Plan Administrator and recorded in book-entry form in your Lowe’s Plan account on the records of the Plan Administrator. If you hold Lowe’s common stock certificates outside the Lowe’s Plan, you may also, at any time, deposit those certificates for safekeeping with the Plan Administrator, and the shares represented by the deposited certificates will be included in book-entry form in your Lowe’s Plan account.
Sale of Shares: The Lowe’s Plan provides you with the ability to sell all or any portion of your shares of Lowe’s common stock held in the Lowe’s Plan in book-entry form. You may also sell your shares outside the Lowe’s Plan either by requesting a stock certificate for the number of whole shares you wish to sell and presenting it to a broker, or by requesting the number of whole shares you wish to sell be converted to book-entry form in the Direct Registration System (the “DRS”). Shares held in the DRS have the same rights and privileges as shares of Lowe’s common stock registered on Lowe’s records that are represented by a certificate.
Fees: There are investment, brokerage trading and sales fees associated with the Lowe’s Plan. See page 7 for the fee schedule. These fees may change at any time, and you will be notified of any changes.
More Information: For more information about the Lowe’s Plan, call (877) 282-1174 or visit Lowe’s Investor Relations website at www.ir.lowes.com.

RISK FACTORS
Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K (together with any material changes or additions thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the Securities and Exchange Commission (the “SEC”) which are incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial could materially affect our business, results of operations or financial position and cause the value of our common stock to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe,” “expect,” “anticipate,” “plan,” “desire,” “project,” “estimate,” “intend,” “will,” “should,” “could,” “would,” “may,” “strategy,” “potential,” “opportunity,” “outlook,” “scenario,” “guidance” and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, trade policy changes and tariffs, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.
A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events, including, but not limited to, those described in “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our most recent Annual Report on Form 10-K and as may be updated from time to time in our Quarterly Reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.
You should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein in their entirety. They contain information that you should consider when making your investment decision.

INFORMATION ABOUT LOWE’S
Lowe’s is a Fortune® 100 company and the world’s second largest home improvement retailer. Lowe’s operates over 1,700 home improvement stores and outlets in the United States, representing approximately 196 million square feet of retail selling space. In addition, Lowe’s operated over 540 branch locations in the United States and Canada, which include our acquisitions of Foundation Building Materials (FBM) and Artisan Design Group (ADG).
Lowe’s was founded in 1921 with the opening of its first hardware store in North Wilkesboro, North Carolina. The Company was incorporated in North Carolina in 1952 and has been publicly held since 1961. The Company’s common stock is listed on the New York Stock Exchange - ticker symbol “LOW”.

THE LOWE’S STOCK ADVANTAGE DIRECT STOCK PURCHASE PLAN
General
1.What is the Lowe’s Plan?
The Lowe’s Plan is a convenient and low-cost purchase plan which enables new investors to make an initial investment in Lowe’s common stock and existing investors to increase their holdings of Lowe’s common stock. Participants may elect to have dividends automatically reinvested in additional shares of Lowe’s common stock and/or to make optional cash investments through the Plan Administrator, Computershare Trust Company, N.A. (“Computershare”). Computershare Inc., an affiliate of Computershare and a transfer agent registered with the SEC, acts as service agent for Computershare. The contact information for Computershare is listed below:
For regular mail:
Computershare
P.O. Box 43006
Providence, Rhode Island 02940-3006
For overnight delivery service:
Computershare
150 Royall Street
Suite 101
Canton, Massachusetts 02021
Phone:
(877) 282-1174
Website:
www.computershare.com/investor
Participation is entirely voluntary, and we give no advice regarding your decision to join the Lowe’s Plan or how much to invest in the Lowe’s Plan. If you decide to participate, an Enrollment Form is enclosed for your convenience.
Please refer to Question 8 for details on fees to be paid by participants, Questions 9 through 12 for further information regarding the methods of making additional cash investments and Question 16 for additional information regarding dividend payment options.
Please retain all transaction statements for your records. The statements contain important tax and other information.
2.What options are available under the Lowe’s Plan?
The Lowe’s Plan allows participants to:
•Make an initial cash investment in Lowe’s common stock;
•Make additional cash investments in Lowe’s common stock, including the option to make automatic monthly purchases by authorizing deductions from a U.S. bank account; and
•Have their dividends automatically reinvested in additional shares of Lowe’s common stock.
3.Who is eligible to participate in the Lowe’s Plan?
All U.S. citizens are eligible to participate in the Lowe’s Plan, whether or not they are currently shareholders of Lowe’s.

4.Can non-U.S. citizens participate in the Lowe’s Plan?
Yes. If you are not a U.S. citizen, you can participate in the Lowe’s Plan provided there are not any laws or governmental regulations that would prohibit you from participating or that would affect the terms of the Lowe’s Plan. Lowe’s reserves the right to terminate participation of any individual or shareholder if it deems it advisable under any U.S. or foreign laws or regulations. All Lowe’s Plan funds must be in U.S. dollars and drawn on a U.S. bank or U.S. bank affiliate. If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please contact your local bank for details on how to make the transaction.
Eligibility and Enrollment
5.How does a Lowe’s shareholder enroll in the Lowe’s Plan?
If you are already a Lowe’s shareholder of record (i.e., if you own shares that are registered in your name, not your bank’s or broker’s), you may enroll in the Lowe’s Plan online at www.computershare.com/investor or by completing and returning the enclosed Enrollment Form. This form can be requested by calling Computershare toll free at (877) 282-1174.
6.I already own shares of Lowe’s common stock, but they are held by my bank or broker and registered in “street name.” How can I participate?
If you currently own shares of Lowe’s common stock that are held on your behalf by a bank or broker in its name (i.e., “street name”), you will need to arrange with your bank or broker to have at least one share registered directly in your name in order to be eligible to participate. Once the share(s) are registered in your name, you can complete an Enrollment Form. Alternatively, you may enroll in the Lowe’s Plan in the same manner as someone who is not currently a Lowe’s shareholder (see Question 7).
7.I’m not currently a Lowe’s shareholder. May I participate in the Lowe’s Plan?
Yes. If you currently do not own any shares of Lowe’s common stock, you may enroll in the Lowe’s Plan online at www.computershare.com/investor or by completing and returning the enclosed Enrollment Form and making an initial investment of at least $250 by check or electronic debit from your U.S. bank account. Alternatively, you may enroll by establishing an automatic monthly deduction from your U.S. bank account for a minimum of $25 and continuing that deduction without interruption until your cash investment exceeds $250.
8.Are there fees associated with participation in the Lowe’s Plan?
Yes. Participation in the Lowe’s Plan is subject to the fees disclosed in this prospectus, including the fee schedule set forth below. These fees may change at any time, and you will be notified of any changes.

Fee Schedule

Lowe’s Plan investment fees:
For each dividend reinvestment		5% of dividend, up to a maximum of $2.50 per transaction
For each check		5% of investment, up to a maximum of $2.50 per transaction
For each automatic debit		5% of investment, up to a maximum of $2.50 per transaction

Brokerage trading fees (applied if shares are traded on the open market):
Purchase fee (per share)	$0.05	(1)
Sales fee (per share)	$0.12	(1)

Fee on each sale of shares:
Market Order Sales	$25.00
Batch Order Sales	$25.00
Day Limit Order Sales	$25.00
Good-Til-Cancelled Limit Order Sales	$25.00

Sale requests processed over the telephone by a customer service representative will entail an additional transaction fee of $15.00 per transaction

Fee for returned check or rejected automatic deductions	$35.00
__________________
(1)All per share fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.
Additional Investments
9.What are the minimum and maximum amounts for additional investments?
The minimum amount for additional investments is $25 for each investment and the maximum amount is $250,000 during any calendar year.
10.How do I make an additional investment?
You may send a check payable in U.S. dollars to “Computershare – Lowe’s.” Checks must be drawn on a U.S. bank or U.S. bank affiliate. Cash, traveler’s checks, money orders and third-party checks are not allowed. Payments in cryptocurrency or stablecoins are not allowed. Checks must be accompanied by the appropriate section of your account statement and mailed to Lowe’s Stock Advantage Direct Stock Purchase Plan, c/o Computershare at the address indicated on your account statement. Additional investments can also be made through the Computershare website at www.computershare.com/investor.
11.May I have additional investments automatically deducted from my bank account?
Yes. You may authorize ongoing automatic monthly deductions from an account at a financial institution that is a member of the National Automated Clearing House Association.
•To initiate this service, you must send a completed Direct Debit Authorization Form to the Plan Administrator at any time after you have enrolled in the Lowe’s Plan or complete the form when enrolling in the Lowe’s Plan online at www.computershare.com/investor.
•To change any aspect of the instruction, you must send a revised Direct Debit Authorization Form to the Plan Administrator or go to your account online and change your personal options.

•To cancel deductions, you must notify the Plan Administrator by writing to the address on your account statement, or by calling Computershare toll free at (877) 282-1174, or by changing your Lowe’s Plan account options at www.computershare.com/investor.
Initial set-up, changes and cancellations to the automatic deduction instructions will be made to your account as soon as practicable. Once enrollment is effective, funds will be automatically deducted from your designated account on the 25th day of each month, or the next business day if the 25th is not a business day.
12.Will I be charged fees for additional investments?
Yes. For any investment made by check, a service charge of 5% of the amount of your investment, up to a maximum of $2.50 per transaction will be deducted at the time of the investment. The same charge will be deducted for any investment made by automatic monthly deduction. In addition, the purchase price will include a purchase fee of $0.05 per share (including fractional shares), which includes brokerage commissions, if purchases are being made from the open market.
13.How are payments with “insufficient funds” or incorrect draft information handled?
If the Plan Administrator does not receive a payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void and the Plan Administrator will immediately remove from your account any shares purchased in anticipation of receiving such funds. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.
In addition, an “insufficient funds” fee of $35 will be charged. The Plan Administrator may place a hold on the Lowe’s Plan account until the “insufficient funds” fee is received from you, or may sell shares from your account to satisfy any uncollected amounts.
14.When will shares be purchased?
For initial cash investments and optional additional cash investments, the Plan Administrator will buy shares each week, beginning on Thursday (or the next business day). For automatic monthly purchases, shares will be purchased by or on behalf of the Plan Administrator on the first or second Thursday following the 25th day of the month (or the next business day), depending on whether your funds have been held for three business days (as noted in the next sentence). The Plan Administrator will wait up to three business days after receipt of a check or electronic funds transfer before your funds will be included on these purchase dates to purchase shares on your behalf. No interest will be paid on amounts held by the Plan Administrator pending investment.
15.What is the price of shares purchased under the Lowe’s Plan?
If the shares are purchased in the open market, the Plan Administrator may combine your purchase requests with other purchase requests received from other Plan participants and will generally batch purchase types (reinvested dividends, initial cash investments and optional cash investments) for separate execution by the Plan Administrator’s broker. Shares for the Plan will be purchased on the New York Stock Exchange or in privately negotiated transactions. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares of Lowe’s common stock being purchased and the current trading volume in the shares, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of our common stock purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for such shares purchased by the Plan Administrator’s broker on that day to satisfy the Plan requirements. The purchase price for shares purchased from Lowe’s will be the average of the high and low sales prices reported on the New York Stock Exchange’s consolidated tape for the day of the transaction.
The Plan Administrator will use your investment to purchase as many full shares as possible and will use any amount remaining to purchase a fraction of a share.

Dividends
16.Can my dividends be reinvested automatically?
Yes. You may elect on your Enrollment Form full, partial or no reinvestment of your dividends. If you make no election on your Enrollment Form, cash dividends on all shares in your account will be reinvested. If you choose partial reinvestment, you must identify the number of shares in your account on which you would like to receive cash payments for dividends. Other than a per share fee (as set forth in Question 8 but subject to change at any time), no fees will be charged in connection with dividend reinvestments. The declaration and payment of dividends will continue to be determined by the Lowe’s Board of Directors at its discretion, depending upon future earnings, the financial condition of Lowe’s and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.
17.When will my dividends be reinvested and at what price?
The purchase of shares with your reinvested dividends will generally begin on the dividend payment date (or the next business day) and be completed within five business days of the dividend payment date. If the shares are purchased in the open market, the Plan Administrator may combine your purchase requests with other purchase requests received from other Plan participants and will generally batch purchase types (reinvested dividends, initial cash investments and optional cash investments) for separate execution by the Plan Administrator’s broker. Shares for the Plan will be purchased on the New York Stock Exchange or in privately negotiated transactions. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares of Lowe’s common stock being purchased and the current trading volume in the shares, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of our common stock purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for such shares purchased by the Plan Administrator’s broker on that day to satisfy the Plan requirements. The purchase price for shares purchased from Lowe’s will be the average of the high and low sales prices reported on the New York Stock Exchange’s consolidated tape for the day of the transaction.
Source of Stock
18.What is the source of Lowe’s common stock purchased through the Lowe’s Plan?
At Lowe’s option, share purchases will be made in the open market or directly from Lowe’s. Share purchases on the open market may be made on any stock exchange where Lowe’s common stock is traded or by negotiated transactions on such terms as the Plan Administrator may reasonably determine. No participant will have any authority or power to direct the date, time or price at which shares may be purchased by or on behalf of the Plan Administrator.
Lowe’s will receive proceeds from purchases of Lowe’s common stock by participants in the Lowe’s Plan only to the extent that such purchases are made directly from Lowe’s and not in the open market. Lowe’s is unable to estimate the number of shares, if any, that will be purchased directly from Lowe’s under the Lowe’s Plan or the amount of proceeds from any such purchases. If shares for the Lowe’s Plan are purchased directly from Lowe’s, the net proceeds will be used by Lowe’s for general corporate purposes.
Sale of Shares
19.How do I sell my shares?
You can sell all or any portion of the Lowe’s Plan shares you hold at any time. Each account statement you receive will have a sale coupon form attached for your convenience. If you sell only a portion of your shares, the Plan Administrator will continue to reinvest the dividends on your remaining shares in the Lowe’s Plan as previously authorized by you. You should be aware that the price of Lowe’s common stock may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market.

You have four choices when making a sale, depending on how you submit your sale request, as follows:
•Market Order: A market order is a request to sell shares promptly at the current market price. Market order sale requests can only be received at www.computershare.com/investor or by telephone, and will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m., Eastern Time on days when the market is open). Any orders received after 4:00 p.m., Eastern Time, will be placed promptly on the next day the market is open. The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares of Lowe’s common stock being sold and the current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case, the order, or the remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by the Plan Administrator’s broker, less a service charge of $25 and a per share fee of $0.12.
•Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All batch order sale requests must be submitted in writing. All sale requests received in writing will be submitted as batch order sales. To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares in round lot transactions. For this purpose, the Plan Administrator may combine each selling program participant’s shares with those of other selling program participants. In every case of a batch order sale, the price to each selling program participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service charge of $25 and a per share fee of $0.12.
•Day Limit Order: A day limit order is an order to sell shares of Lowe’s common stock when and if the shares reach a specific trading price on a specific day. Depending on the number of shares of Lowe’s common stock being sold and the current trading volume in the shares, such an order may only be partially filled or not filled at all, in which case, the order, or the remainder of the order, as applicable, will be cancelled. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator. For a day limit order sale, there will be a service charge of $25 and a per share fee of $0.12.
•Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of Lowe’s common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares of Lowe’s common stock being sold and the current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one day, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator. For a GTC limit order sale, there will be a service charge of $25 and a per share fee of $0.12.
All sale requests processed over the telephone by a customer service representative entail an additional transaction fee of $15. All per share fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.

Instructions for a market order sale or a batch order sale sent to the Plan Administrator are binding and may not be rescinded. Proceeds are normally paid by check, and are generally distributed within 24 hours after your sales transaction has settled. The Plan Administrator may require a sale request be submitted in writing. You should contact the Plan Administrator to determine if there are any limitations applicable to a particular sale request.
If you elect to sell shares online at www.computershare.com/investor, you may use the Plan Administrator’s international currency exchange service to convert your sales proceeds to another currency. This service is subject to additional terms and conditions, currency availability and fees.
The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares purchased through the Lowe’s Plan are sold (except for prices specified for day limit orders or GTC limit orders) and no one, other than the Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.
If you prefer, you can withdraw shares from the Lowe’s Plan and sell them through a broker of your own choosing. You may do so either by requesting a stock certificate for the number of whole shares you wish to sell and presenting it to the broker, or by requesting the number of whole shares you wish to sell be converted to book-entry form in the DRS. If you request a stock certificate for the shares, the certificate will normally be mailed to you within five business days of receipt of your instructions. You may be charged a fee for certificate issuance. If you withdraw and sell only a portion of your shares, the Plan Administrator will continue to reinvest the dividends on your remaining shares in the Lowe’s Plan as previously authorized by you. If you withdraw, transfer or sell all of your whole shares, leaving only a fractional share in your Lowe’s Plan account, the Plan Administrator may, in its sole discretion and without notice to you, close your Lowe’s Plan account.
How Shares are Held
20.How does the safekeeping service (book-entry shares) work?
All shares of Lowe’s common stock that are purchased through the Lowe’s Plan will be held by the Plan Administrator and recorded in book-entry form in your Lowe’s Plan account on the records of the Plan Administrator. If you hold Lowe’s common stock certificates outside the Lowe’s Plan, you may also, at any time, deposit those certificates for safekeeping with the Plan Administrator, and the shares represented by the deposited certificates will be included in book-entry form in your Lowe’s Plan account.
21.How do I deposit my Lowe’s stock certificates with the Plan Administrator?
To deposit certificates into the Lowe’s Plan, you should send your certificates, by registered and insured mail, to the Plan Administrator at Lowe’s Stock Advantage Direct Stock Purchase Plan, c/o Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3006 (for regular mail) or Lowe’s Stock Advantage Direct Stock Purchase Plan, c/o Computershare, 150 Royall Street, Suite 101, Canton, Massachusetts 02021 (for overnight delivery service), with written instructions to deposit those shares in your Lowe’s Plan account. The certificates should not be endorsed and the assignment section should not be completed. We recommend insuring certificates for at least three percent of the market value to cover the cost of a surety bond in the event the shares are lost in transit to the Plan Administrator.
22.Are there any charges associated with this custodial service?
No. There is no cost to you for having the Plan Administrator hold the shares purchased for you through the Lowe’s Plan or for having the Plan Administrator deposit the stock certificates you hold into your account.
23.How can I receive a stock certificate?
Normally, stock certificates for shares purchased under the Lowe’s Plan will not be issued; rather, shares will be registered in the name of the Plan Administrator or its nominee and credited to your Lowe’s Plan account. However, you may request a stock certificate online at www.computershare.com/investor or by calling the Plan Administrator.

You also may write to the Plan Administrator at the address listed in Question 29. You may be charged a fee for this service. Stock certificates for fractional shares will not be issued.
Transfers of Shares
24.Can I transfer shares that I hold in the Lowe’s Plan to someone else?
Yes. Please visit Computershare’s Online portal at www.computershare.com/investor. Select the option to transfer shares. The site will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.
You may transfer shares to new or existing Lowe’s shareholders. However, a new Lowe’s Plan account will not be opened for a transferee as a result of a transfer of less than one full share.
Change of Address or Update of Other Personal Data
25.I’ve just moved. How can I request a change of address or update other personal data?
It is important that our records contain your most up-to-date personal data. If you need to update your address or other personal data, you may access your Computershare account online at www.computershare.com/investor, call Computershare toll free at (877) 282-1174 or write to them at the address listed in Question 29.
Withdrawal from the Lowe’s Plan
26.How do I close my Lowe’s Plan account?
You may terminate your participation in the Lowe’s Plan either by completing the appropriate section of your account statement and returning it to the Plan Administrator or by giving notice to the Plan Administrator in writing, on the phone or through your Computershare account online. Upon termination, you may elect to receive a certificate for the number of whole shares held in your Lowe’s Plan account or to have all of the shares in your Lowe’s Plan account sold for you as described earlier in this prospectus and pay applicable fees and commissions. Alternatively, you may request the Plan Administrator convert your shares to book-entry form in the DRS. Shares held in the DRS have the same rights and privileges as shares of Lowe’s common stock registered on Lowe’s records that are represented by a certificate. If you choose either this alternative or to receive a physical certificate, you will also receive a check for the value of any fractional shares you held in the Lowe’s Plan, less any applicable fees for selling those fractional shares.
If you elect to receive a certificate or to have your shares sold, the Plan Administrator will send you your certificate (with a check for the value of any fractional shares) or your proceeds, without interest, as soon as practicable. If a notice of withdrawal is received near a record date, the Plan Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on your behalf. In the event the dividend is reinvested, the Plan Administrator will process your withdrawal from the Plan as soon as practicable, but in no event later than five business days after the purchase is completed. Thereafter, cash dividends on shares you hold in book-entry form in the DRS or in certificate form will be paid out to you and not reinvested in Lowe’s common stock.
27.May Lowe’s close my Lowe’s Plan account?
Yes. If you withdraw, transfer or sell all of your whole shares, leaving only a fractional share in your Lowe’s Plan account, we may, at our discretion and without notice to you, terminate your participation in the Lowe’s Plan and sell any fractional share as part of a batch order sale, subject to any applicable fees. If the proceeds from the sale of your fractional share exceed applicable fees and tax withholdings, the Plan Administrator will mail a check in the amount of such excess to you at your address of record. Lowe’s may also terminate the Lowe’s Plan at any time. See Question 33 for information about what would happen to your account if Lowe’s did terminate the Lowe’s Plan.

Administration
28.Who administers the Lowe’s Plan?
The Lowe’s Plan is administered by Computershare, which also serves as Lowe’s stock transfer agent, registrar and dividend disbursing agent for Lowe’s common stock. As Plan Administrator, Computershare acts as agent for Lowe’s Plan participants and keeps records, sends statements and performs other duties relating to the Lowe’s Plan. Computershare Inc., an affiliate of Computershare and a transfer agent registered with the SEC, acts as service agent for Computershare.
Purchases and sales of Lowe’s common stock under the Lowe’s Plan are made by a broker-dealer acting as purchasing or selling agent for Lowe’s Plan participants. To the extent required by applicable law in certain jurisdictions, shares offered under the Lowe’s Plan are offered through a broker-dealer.
29.How do I contact the Plan Administrator?
You may contact the Plan Administrator by writing to:
For regular mail:
Lowe’s Stock Advantage Direct Stock Purchase Plan
c/o Computershare
P.O. Box 43006
Providence, Rhode Island 02940-3006
For overnight delivery service:
Lowe’s Stock Advantage Direct Stock Purchase Plan
c/o Computershare
150 Royall Street
Suite 101
Canton, Massachusetts 02021
You may also call the Plan Administrator toll free at (877) 282-1174. Automated telephone information is available 24 hours a day, seven days a week. Customer service representatives are available between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.
Go to www.computershare.com/investor to access your account online, purchase additional shares of Lowe’s common stock, change your address, certify your taxpayer identification number, change your dividend reinvestment options, modify your monthly investment withdrawals, and request duplicate 1099-DIV Tax Forms, among other features. When communicating with the Plan Administrator, you should have available your account number and taxpayer identification number.
30.What kind of reports will be sent to participants in the Lowe’s Plan?
If you reinvest your dividends under the Lowe’s Plan, you will receive a quarterly statement of account activity. Supplemental account statements will be provided for any month in which you make a cash investment or deposit, transfer or withdraw shares. You will also receive transaction statements promptly after each sale of shares under the Lowe’s Plan. For market order sales, the time of the sale will be provided. You should retain these statements in order to establish the cost basis of shares purchased under the Lowe’s Plan for income tax and other purposes. For shares acquired in the Lowe’s Plan after January 1, 2011, specific cost basis information will be included in your statement in accordance with applicable law. In addition, you will receive all communications sent to other shareholders, such as annual reports and proxy statements, or a notice of internet availability of such communications.

Additional Information
31.How would a stock split or stock dividend affect my account?
Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Plan Administrator will be credited to your book-entry position in the Lowe’s Plan. Of course, you may request a certificate at any time for any or all of your whole shares or request that they be converted to book-entry form in the DRS.
32.How do I vote my Lowe’s Plan shares at shareholder meetings?
In connection with each meeting of Lowe’s shareholders, you will receive either a paper copy of Lowe’s proxy statement, together with a proxy card, or a notice of internet availability of proxy materials. If you receive a proxy card, it will allow you to vote your shares by telephone, via the Internet or by mail. If you receive a notice of internet availability of proxy materials, it will include instructions on how to access Lowe’s proxy materials and vote your shares via the Internet. The notice will also include instructions on how you may request delivery at no cost to you of a paper or e-mail copy of Lowe’s proxy materials.
Fractional shares will be aggregated and voted with the participant’s directions. If you do not vote your shares by telephone, via the Internet or by signing and returning a proxy card, the shares will not be voted, except as allowed under applicable U.S. securities rules and regulations.
33.Can the Lowe’s Plan be changed?
Yes. We may add to, modify, suspend or terminate the Lowe’s Plan at any time. We will send you written notice of any significant changes, which may be included on your quarterly account statement. Upon termination of the Lowe’s Plan, we will return to you any uninvested automatic deductions from your bank account and any uninvested optional cash investments or initial cash investment. Whole shares held in your account under the Lowe’s Plan will be converted to book-entry form in the DRS. We will pay you in cash for any fractional shares credited to your account, less any applicable fees. Alternatively, you may request the Plan Administrator to issue a stock certificate free of charge.
34.What are the responsibilities of Lowe’s and the Plan Administrator?
Neither Lowe’s nor the Plan Administrator, Computershare, will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Lowe’s Plan, as described in this prospectus and on the forms that accompany each investment or activity.
Participants should recognize that neither Lowe’s nor the Plan Administrator can promise a profit or protect against a loss on the common stock purchased under the Lowe’s Plan. For more information about the risks and uncertainties that Lowe’s is exposed to, you should read the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of any material changes or additions to those “Risk Factors” included in our subsequently filed Quarterly Reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference into this prospectus.
Although the Lowe’s Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Lowe’s Board of Directors at its discretion, depending upon future earnings, the financial condition of Lowe’s and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.
In no event shall Lowe’s, the Plan Administrator or their agents have any liability as to any inability to purchase shares or as to the timing of any purchase.
Tax Consequences
You should consult with your tax advisor for a complete analysis of the tax consequences of participating in the Lowe’s Plan. The following summary is for general information only.

Cash dividends reinvested under the Lowe’s Plan will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Plan Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service (the “IRS”) as dividend income.
Beginning in 2013, certain U.S. individuals, estates and trusts may be subject to a 3.8% Net Investment Income Tax on dividends and net gains received or recognized with respect to shares held in the Lowe’s Plan, to the extent such amounts constitute net investment income. For individuals, the tax applies to the lesser of the individual’s net investment income or the amount by which the individual’s modified adjusted gross income exceeds the applicable threshold: $250,000 for married taxpayers filing jointly or qualifying surviving spouses, $125,000 for married taxpayers filing separately, and $200,000 for single taxpayers or heads of household. The rules for estates and trusts are different and generally apply based on undistributed net investment income and adjusted gross income thresholds applicable to estates and trusts.
You will not realize a gain or loss for U.S. federal income tax purposes upon a transfer of shares to the Lowe’s Plan or the withdrawal of whole shares from the Lowe’s Plan. You will, however, generally realize a gain or loss when shares are sold, including any fractional share interest for which you receive cash upon termination of your participation in the Lowe’s Plan. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis for the shares. In order to determine the tax basis for shares in your account, you should retain all account and transaction statements. For shares acquired in the Lowe’s Plan after January 1, 2011, specific cost basis information will be included in your statement in accordance with applicable law.
Lowe’s Plan participants who are not U.S. persons for U.S. federal income tax purposes generally are subject to U.S. federal withholding tax on dividends paid on shares held in the Lowe’s Plan at a 30% rate, unless a reduced rate or exemption applies under an applicable income tax treaty or other provision of law and the participant provides the Plan Administrator with the required documentation, such as an appropriate IRS Form W-8. U.S. persons generally should provide an IRS Form W-9 certifying their taxpayer identification number and backup withholding status. Dividends paid on shares in Lowe’s Plan accounts and proceeds from the sale of shares may be subject to backup withholding at the then-applicable rate if a participant fails to provide the required taxpayer identification number or certification, or if the IRS otherwise requires backup withholding. If any withholding tax or backup withholding applies, the amount of dividends credited to the participant’s Lowe’s Plan account for investment in additional shares of Lowe’s common stock will be reduced by the amount withheld.
Under the Foreign Account Tax Compliance Act (“FATCA”), a withholding tax of 30% generally may be imposed on certain withholdable payments, including U.S. -source dividends paid on shares held in the Lowe’s Plan, made to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Internal Revenue Code), including when acting as an intermediary, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the IRS or otherwise satisfies applicable FATCA requirements, including, as applicable, due diligence, withholding and reporting requirements with respect to certain U.S. accounts (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with United States owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Internal Revenue Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners; or (iii) the foreign financial institution or the non-financial foreign entity otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Current Treasury regulations include certain gross proceeds in the definition of “withholdable payment,” but proposed U.S. tax regulations would eliminate FATCA withholding on such gross proceeds, and taxpayers generally may rely on those proposed regulations until final regulations are issued.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Any statement made by us in this prospectus concerning a contract, agreement or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement and the documents that we reference below under the heading “Information Incorporated by Reference” for a more complete understanding of the contract, agreement or other document. Each such statement is qualified in all respects by reference to the contract, agreement or other document to which it refers.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file through the SEC’s website at www.sec.gov. Our SEC filings are also available on our website at www.ir.lowes.com. However, information located on or accessible from our website is not a part of this prospectus, other than documents that we file with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information in this prospectus and any prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities described in this prospectus (other than, in each case, any portion of these documents deemed to have been “furnished” and not “filed” with the SEC, including any exhibits related thereto):
(i)our Annual Report on Form 10-K for the fiscal year ended January 30, 2026;
(ii)our Quarterly Reports on Form 10-Q for the quarters ended May 1, 2026 and July 31, 2026;
(iii)our Current Reports on Form 8-K filed on June 2, 2026; and
(iv) the description of our common stock contained in Exhibit 4.27 to our Annual Report on Form 10-K for the fiscal year ended February 2, 2024, including any amendment or report filed for the purpose of updating such description.
Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus or any applicable prospectus supplement to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference into that document. Such requests should be directed to the attention of Investor Relations at the following address and telephone number:
Lowe’s Companies, Inc.
Attn: Investor Relations
1000 Lowes Boulevard
Mooresville, North Carolina 28117
Telephone: (704) 758-1000

USE OF PROCEEDS
Lowe’s will receive proceeds from the purchase of common stock through the Lowe’s Plan only to the extent that such purchases are made directly from Lowe’s and not from open market purchases by or on behalf of Computershare. Any proceeds received by us (which cannot be estimated) will be used for general corporate purposes.
LEGAL MATTERS
The legality of the shares of common stock offered by this prospectus has been passed upon for us by Jenner & Block LLP.
EXPERTS
The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2026, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
With respect to the unaudited interim financial information for the periods ended May 1, 2026 and May 2, 2025 and July 31, 2026 and August 1, 2025, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended May 1, 2026 and July 31, 2026 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS

August 28, 2026
For more information call (877) 282-1174 or visit
the Lowe’s investor relations website at www.ir.lowes.com.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following statement sets forth the approximate amount of fees and expenses to be incurred by the registrant in connection with the issuance and distribution of the securities registered under this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee*	$—
Legal fees and expenses	35,000
Accounting fees and expenses	30,000
Printing fees	1,900
Miscellaneous	5,000
Total	$71,900
__________________
* A registration fee of $1,626.04 was paid by the registrant in connection with the original registration of the securities registered hereby on the registrant’s registration statement on Form S-3 (Registration No. 333-155748) filed on November 26, 2008. No additional registration fee is due in connection with this registration statement pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended.
Item 15. Indemnification of Directors and Officers.
Set forth below is a description of certain provisions of the registrant’s Restated Charter (the “Restated Charter”), the registrant’s Bylaws, as amended and restated (the “Bylaws”), and the North Carolina Business Corporation Act (the “NCBCA”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Restated Charter, the Bylaws and the NCBCA.
Sections 55-8-50 through 55-8-58 of the NCBCA and the Restated Charter and the Bylaws provide for indemnification of the registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.
The NCBCA provides directors and officers with a right to indemnification (unless such right is limited in a corporation’s articles of incorporation) against reasonable expenses when the director or officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The NCBCA also permits a corporation to indemnify directors and officers who met a certain standard of conduct against personal liability, including the obligation to pay any judgment, settlement, penalty, fine or reasonable expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal. Directors and officers are also entitled to apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case. The court may grant such an order if it determines the director or officer (i) has a right to indemnification against reasonable expenses (as described above); or (ii) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. Nevertheless, under the NCBCA, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer is adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to a director or officer who is adjudged liable on the basis that personal benefit was improperly received by such director or officer.
The Restated Charter provides that, to the full extent permitted by the NCBCA, the registrant shall indemnify any director from liability incurred as a director of the registrant. The Bylaws provide that any person who serves or has served as a director or officer of the registrant, or in such capacity at the request of the registrant for any other corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the registrant to the fullest extent permitted by law against (i) reasonable expenses, including attorneys’ fees, actually and necessarily and as incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, seeking to hold such person liable by reason of the fact that he or she is or was acting in such capacity; and (ii) payments made by such person in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement for which he or she may have become liable in any such action, suit or proceeding. The Bylaws further provide that the registrant may not, however, indemnify any person against liability or litigation expense he or she may incur on account of his or her activities which were at the time they were taken known or believed by such person to be clearly in conflict with the best interests of the registrant. Also, the Bylaws provide that the registrant may not indemnify any director with respect to any liability arising out of Section 55-8-33 of the NCBCA (relating to unlawful declaration of dividends) or any transaction from which the director derived an improper personal benefit as provided in Section 55-2-02(b)(3) of the NCBCA.
Section 55-2-02(b)(3) of the NCBCA permits a corporation to include a provision in its articles of incorporation limiting or eliminating the personal liability of a director for monetary damages for breach of any duty as a director, or limiting or eliminating the personal liability of an officer for monetary damages for breach of any duty as an officer, except for liability with respect to (i) acts or omissions that the director or officer at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) in the case of a director, any liability under Section 55-8-33 of the NCBCA for unlawful distributions from the corporation; (iii) any transaction from which the director or officer derived an improper personal benefit; (iv) acts or omissions occurring prior to the date the provision of the corporation’s articles of incorporation limiting or eliminating the liability of its directors or officers became effective; or (v) in the case of an officer, any claim by or in the right of the corporation. The Restated Charter provides that, to the full extent permitted by the NCBCA, a director of the registrant shall not be liable for monetary damages for breach of any duty as a director of the registrant. A provision permitted by Section 55-2-02(b)(3) is fully effective whether or not there is a provision in the articles of incorporation limiting or eliminating personal liability.
In addition, Section 55-8-30(d) of the NCBCA provides that a director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with the general standards of conduct applicable to directors of North Carolina corporations.
Section 55-8-57(c) of the NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such person. The registrant maintains directors’ and officers’ liability insurance for its directors and officers, as permitted in the Bylaws.

Item 16. Exhibits.

Exhibit No.	Description

4.1	Restated Charter of Lowe’s Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended July 31, 2009 (File No. 001-07898)).

4.2	Bylaws of Lowe’s Companies, Inc., as amended and restated November 11, 2022 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 16, 2022 (File No. 001-07898)).

5.1*	Opinion of Jenner & Block LLP.

10.1*	Lowe’s Stock Advantage Direct Stock Purchase Plan. Set forth in full in prospectus included as Part I of this registration statement.

15.1*	Deloitte & Touche LLP Letter re Unaudited Interim Financial Information.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Jenner & Block LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages to this registration statement).

107.1*	Calculation of Filing Fee Tables.
__________________
* Filed herewith.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on this 28th day of August, 2026.

LOWE’S COMPANIES, INC.

By:	/s/ Juliette W. Pryor
Juliette W. Pryor
Executive Vice President, Chief Legal Officer and Corporate Secretary
POWER OF ATTORNEY
Each of the undersigned directors and officers of the above-named registrant, by his or her execution hereof, hereby constitutes and appoints Brandon J. Sink and Juliette W. Pryor, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute any and all amendments (including post-effective amendments) to such registration statement and any related registration statement (or amendment thereto) pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, or their substitutes, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of August, 2026:

Signature	Title

/s/ Marvin R. Ellison	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Marvin R. Ellison

/s/ Brandon J. Sink	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Brandon J. Sink

/s/ Dan C. Griggs, Jr.	Senior Vice President, Tax and Chief Accounting Officer (Principal Accounting Officer)
Dan C. Griggs, Jr.

/s/ Raul Alvarez	Director
Raul Alvarez

/s/ Scott H. Baxter	Director
Scott H. Baxter

/s/ Sandra B. Cochran	Director
Sandra B. Cochran

/s/ Laurie Z. Douglas	Director
Laurie Z. Douglas

/s/ Richard W. Dreiling	Director
Richard W. Dreiling

/s/ Navdeep Gupta	Director
Navdeep Gupta

/s/ Brian C. Rogers	Director
Brian C. Rogers

/s/ Bertram L. Scott	Director
Bertram L. Scott

/s/ Lawrence Simkins	Director
Lawrence Simkins

/s/ Colleen Taylor	Director
Colleen Taylor

/s/ Mary Beth West	Director
Mary Beth West